Investor Contact: Michael Greiner
Avanos Medical, Inc.
470-562-2692
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces Fourth Quarter and Full-Year 2021 Results

ALPHARETTA, Ga., Feb. 23, 2022/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported fourth quarter and full-year 2021 results.
“We are happy with our top line performance despite the extended duration of the COVID-19 pandemic and related supply chain headwinds,” stated Joe Woody, Avanos’ chief executive officer. Woody continued, “Our employees remain focused on advancing our strategy despite the challenges, and we are very pleased with our execution throughout the year including growing the organic business by 4 percent, maintaining cost discipline across our operating expenses, executing a strategic acquisition and announcing a $30 million share repurchase program. Each of these efforts further position us for achieving our long-term financial goals.”
2021 Financial Highlights
•Fourth quarter net sales totaled $193 million, a 5 percent increase from the prior year. For the year, net sales increased 4 percent to $745 million.
•Fourth quarter diluted earnings per share were $0.21, compared to a $0.99 per share loss a year ago and fourth quarter adjusted diluted earnings per share were $0.46 compared to $0.28 in the prior year. 2021 full year diluted earnings per share were $0.11, compared to a $0.57 loss per share loss in the prior year, and adjusted diluted earnings per share were $1.15, compared to $0.79 in 2020.
•Fourth quarter free cash flow was $47 million compared to a $4 million outflow in the prior year. 2021 full year free cash flow was $66 million compared to an outflow of $23 million in 2020.
•As of February 15, 2022, after closing the acquisition of OrthogenRx, Inc. (OrthogenRx) and execution of a $30 million share repurchase program we have greater than $110 million of cash on hand.
Operational and Business Highlights
•In December 2021, the company announced an agreement to acquire OrthogenRx, a leader in viscosupplementation therapies for the treatment of knee osteoarthritis (OA) pain, for $130 million in cash and up to an additional $30 million in contingent cash consideration. The acquisition was completed on January 20, 2022.
•Data from an investigator-initiated study demonstrating the unique therapy delivered by COOLIEF* was awarded a podium presentation at the recent annual American Society of Regional Anesthesia meeting.
•At the annual American Association of Hip and Knee Surgeons, a symposium highlighted the utility of COOLIEF* in helping patients who suffer from painful post-total knee arthoplasty. The emerging data on this unique set of patients suggests COOLIEF* can be valuable in helping manage their pain.

Fourth Quarter 2021 Operating Results
In the fourth quarter of 2021, net sales totaled $193 million, a 5 percent increase compared to the prior year. Volume was driven by continued strong demand for Digestive Health products and improvements in Interventional Pain solutions, partially offset by lower volume in Respiratory Health products compared to the pandemic-driven demand in the prior year and expected lower volume in Acute Pain products due to fewer elective procedures.
Gross margin for the fourth quarter was 50 percent compared to 48 percent a year ago. Adjusted gross margin was 53 percent, down due primarily to higher freight costs and inefficiencies at our manufacturing plants, compared to 54 percent in the prior year.
Operating profit in the quarter was $25 million compared to a loss of $45 million in the fourth quarter of 2020. This improvement reflected lower general and administrative expenses with savings realized from the restructuring activities undertaken at the end of 2020, as well as continued spending discipline throughout 2021. On an adjusted basis, operating profit was $25 million, compared to $21 million a year ago.
Adjusted EBITDA for the quarter was $31 million, compared to $27 million in the prior year.
Full-Year 2021 Operating Results
Net sales in 2021 increased 4 percent to $745 million, compared to 2020. Volume increased 4% driven by our pain management franchise due to the recovery of elective procedures and a favorable comparison to the prior year's sales, which were negatively impacted by the COVID-19 pandemic. In addition, volume benefited from continued robust demand for Digestive Health products, which was partially offset by lower volume in Respiratory Health products due to the pandemic-fueled demand experienced last year. Volume growth was partially offset by slightly unfavorable price and mix, while foreign currency exchange rates provided a 1% benefit.
Gross margin for 2021 was 49 percent compared to 52 percent in 2020. Adjusted gross margin was 52 percent, down from 56 percent last year due primarily to higher freight costs and inefficiencies at our manufacturing plants.
Operating income in 2021 was $9 million compared to loss of $46 million in the prior year. On an adjusted basis, operating profit was $73 million compared to $66 million in 2020.
For the full year, adjusted EBITDA totaled $95 million, compared to $89 million in the prior year.
Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the fourth quarter of 2021 was an inflow of $47 million, compared to an outflow of $4 million a year ago. For 2021, free cash flow was an inflow of $66 million, compared to an outflow of $23 million in the prior year.
At year-end 2021, the company’s cash balance was $119 million, compared to $112 million at year-end 2020. Total debt at the end of the fourth quarter totaled $130 million, consisting of borrowings on the company's revolving credit facility. Overall, debt decreased by $50 million compared to year-end 2020.
2022 Outlook
The company expects 2022 net sales to be between $830 million to $850 million, which assumes organic growth between 3 percent to 6 percent. Gross profit margins are expected to be between 55 percent to 57 percent with adjusted diluted earnings per share between $1.55 to $1.75.
Each of these measures is inclusive of the impact of the OrthogenRx acquisition and assumes that supply chain headwinds related to both product availability and inflation pressures, will continue well into 2022.
Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:
•Adjusted net income

•Adjusted diluted earnings per share
•Adjusted gross and operating profit
•Adjusted effective tax rate
•Adjusted EBITDA
•Free cash flow
These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
•Incremental expenses associated with altering operations in response to the COVID-19 pandemic.
•Expenses associated with restructuring activities, including IT-related charges.
•Expenses associated with post divestiture transition activities.
•The amortization of intangible assets associated with prior business acquisitions.
•Expenses associated with certain litigation matters.
•Certain acquisition and integration charges related to the acquisition of Game Ready, NeoMed, Summit Medical, and Endoclear LLC.
•The tax effects of certain adjusting items,
•The benefit associated with tax effects of the CARES Act.
•The positive or negative effect of changes in currency exchange rates during the year.
The company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management and the company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of the company’s ongoing business operations.
Additionally, the Compensation Committee of the company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.
Our competitors may define these non-GAAP financial measures differently, and as a result, our measure of these non-GAAP financial measures may not be directly comparable to those of other companies. Items excluded from these non-GAAP financial measures are significant components in understanding and assessing financial performance. These non-GAAP financial measures are supplemental measures of operating performance that do not represent, and should not be considered in isolation or as an alternative to, or substitute for, the financial statement data presented in our consolidated financial statements as indicators of financial performance. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP financial measures as supplemental information.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.
Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the internet at https://avanos.investorroom.com or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode 10161855. A webcast of the call will also be archived in the Investors section on the Avanos website.

About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical device company focused on delivering clinically superior breakthrough solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to creating the next generation of innovative healthcare solutions which will address our most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.avanos.com and follow Avanos Medical on Twitter (@AvanosMedical), LinkedIn and Facebook.
Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “estimate”, “anticipate”, “plan”, or “continue” and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; risks related to the ongoing COVID-19 pandemic; shortage in drugs used in our Acute Pain products or other disruptions in our supply chain; S&IP separation execution and IT implementation; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net Sales	$193.4	$185.0	$744.6	$714.8
Cost of products sold	96.5	96.1	380.3	341.5
Gross Profit	96.9	88.9	364.3	373.3
Research and development expenses	7.6	9.6	32.3	34.9
Selling and general expenses	75.2	82.2	300.3	332.6
Other expense, net	(10.9)	41.9	22.8	51.9
Operating Income (Loss)	25.0	(44.8)	8.9	(46.1)
Interest income	—	0.1	0.2	1.2
Interest expense	(0.7)	(2.7)	(3.3)	(15.6)
Income (Loss) Before Income Taxes	24.3	(47.4)	5.8	(60.5)
Income tax (provision) benefit	(14.3)	0.2	(0.6)	33.3
Net Income (Loss)	$10.0	$(47.2)	$5.2	$(27.2)
Interest expense, net	0.7	2.6	3.1	14.4
Income tax provision (benefit)	14.3	(0.2)	0.6	(33.3)
Depreciation and amortization	9.5	10.8	38.3	42.9
EBITDA	$34.5	$(34.0)	$47.2	$(3.2)

Earnings (Loss) Per Share
Basic	$0.21	$(0.99)	$0.11	$(0.57)
Diluted	$0.21	$(0.99)	$0.11	$(0.57)

Common Shares Outstanding
Basic	48.2	47.9	48.1	47.8
Diluted	48.6	47.9	48.6	47.8

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
As reported	$96.9	$88.9	$364.3	$373.3
COVID-19 related expenses	—	0.6	—	4.9
2020 Restructuring charges	0.1	1.1	4.2	1.1
Post divestiture restructuring	2.8	0.8	8.3	2.8
Post divestiture transition charges	0.3	5.9	4.1	7.6
Acquisition and integration-related charges	0.2	0.1	0.3	0.9
Intangibles amortization	1.7	1.6	6.7	6.6
As adjusted non-GAAP	$102.0	$99.0	$387.9	$397.2
Gross profit margin, as reported	50.1%	48.1%	48.9%	52.2%
Gross profit margin, as adjusted	52.7%	53.5%	52.1%	55.6%

	Operating Profit (Loss)
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
As reported	$25.0	$(44.8)	$8.9	$(46.1)
COVID-19 related expenses	0.1	1.0	0.3	7.9
2020 Restructuring charges(a)(b)	2.0	27.6	12.4	27.6
Post divestiture restructuring(c)	4.7	0.8	10.2	2.2
Post divestiture transition charges(d)(e)	0.3	6.7	3.9	14.9
Acquisition and integration-related charges	0.9	2.9	1.6	12.5
EU MDR Compliance	1.6	—	4.0	—
Litigation and legal(f)	(13.5)	21.7	15.0	27.5
Intangibles amortization	4.2	4.8	16.7	19.4
As adjusted non-GAAP	$25.3	$20.7	$73.0	$65.9
_________________________________
(a)In the three months ended December 31, 2021, 2020 Restructuring charges include $0.1 million in "Cost of products sold" (see "Gross Profit" table), $0.9 million in "Selling and general expenses" and $1.0 million in "Other expense, net." In the year ended December 31, 2021, 2020 Restructuring charges include $4.2 million in "Cost of products sold," $2.4 million in "Selling and general expenses" and $5.8 million in "Other expense, net."
(b)In the year ended December 31, 2020, 2020 Restructuring charges included $1.1 million in "Cost of products sold," $1.0 million in "Research and Development," $5.5 million in "Selling and General expenses" and $20.0 million in "Other expense, net."
(c)Except for amounts impacting gross profit (see "Gross Profit" table), post divestiture restructuring are included in "Other expense, net."
(d)In the three months ended December 31, 2021, post divestiture transition charges includes $0.3 million in "Cost of products sold" (see "Gross Profit" table). For the year ended December 31, 2021, post divestiture transition charges includes $4.1 million, in "Cost of products sold," and $0.2 million of expense in "Selling and general expenses".
(e)In the three months ended December 31, 2020, post divestiture transition charges includes $5.9 million in "Cost of products sold" (see "Gross Profit" table), $0.9 million of expense in "Selling and general expenses" partially offset by a credit of $0.1 million of expense in "Other expense, net." For the year ended December 31, 2020, post divestiture transition charges includes $7.6 million, in "Cost of products sold," $7.7 million of expense in "Selling and general expenses" partially offset by a credit of $0.4 million in "Other expense, net."
(f)Litigation and legal expenses are included in "Other expense, net."

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Income (Loss) Before Taxes
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
As reported	$24.3	$(47.4)	$5.8	$(60.5)
COVID-19 related expenses	0.1	1.0	0.3	7.9
2020 Restructuring charges	2.0	27.6	12.4	27.6
Post divestiture restructuring	4.7	0.8	10.2	2.2
Post divestiture transition charges	0.3	6.7	3.9	14.9
Acquisition and integration-related charges	0.9	2.9	1.6	12.5
EU MDR Compliance	1.6	—	4.0	—
Litigation and legal	(13.5)	21.7	15.0	27.5
Intangibles amortization	4.2	4.8	16.7	19.4
As adjusted non-GAAP	$24.6	$18.1	$69.9	$51.5

	Tax Benefit (Provision)
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
As reported	$(14.3)	$0.2	$(0.6)	$33.3
Tax effects of adjusting items	11.7	(13.4)	(11.9)	(24.6)
Tax effects of the CARES Act and other	0.7	8.5	(1.6)	(22.5)
As adjusted non-GAAP	$(1.9)	$(4.7)	$(14.1)	$(13.8)
Effective tax rate, as reported	58.9%	0.4%	10.0%	55.0%
Effective tax rate, as adjusted	7.7%	26.0%	20.2%	26.8%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Net Income (Loss)
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
As reported	$10.0	$(47.2)	$5.2	$(27.2)
COVID-19 related expenses	0.1	1.0	0.3	7.9
2020 Restructuring charges	2.0	27.6	12.4	27.6
Post divestiture restructuring	4.7	0.8	10.2	2.2
Post divestiture transition charges	0.3	6.7	3.9	14.9
Acquisition and integration-related charges	0.9	2.9	1.6	12.5
EU MDR Compliance	1.6	—	4.0	—
Litigation and legal	(13.5)	21.7	15.0	27.5
Intangibles amortization	4.2	4.8	16.7	19.4
Tax effects of adjusting items	11.7	(13.4)	(11.9)	(24.6)
Tax effects of the CARES Act and other	0.7	8.5	(1.6)	(22.5)
As adjusted non-GAAP	$22.7	$13.4	$55.8	$37.7
Diluted EPS, as reported	$0.21	$(0.99)	$0.11	$(0.57)
Diluted EPS, as adjusted	$0.46	$0.28	$1.15	$0.79

	EBITDA
	Three Months Ended December 31,		Year Ended December 31, 2021
	2021	2020	2021	2020
EBITDA, as reported	$34.5	$(34.0)	$47.2	$(3.2)
COVID-19 related expenses	0.1	1.0	0.3	7.9
2020 Restructuring charges	2.0	27.6	12.4	27.6
Post divestiture restructuring	4.7	0.8	10.2	2.2
Post divestiture transition charges	0.3	6.7	3.9	14.9
Acquisition and integration-related charges	0.9	2.9	1.6	12.5
EU MDR Compliance	1.6	—	4.0	—
Litigation and legal	(13.5)	21.7	15.0	27.5
Adjusted EBITDA	$30.6	$26.7	$94.6	$89.4

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Free Cash Flow
	Three Months Ended December 31,		Year EndedDecember 31,
	2021	2020	2021	2020
Cash (used in) provided by operating activities	$52.2	$1.1	$87.3	$(2.5)
Capital expenditures	(4.8)	(5.1)	(21.0)	(20.2)
Free Cash Flow	$47.4	$(4.0)	$66.3	$(22.7)

2022 OUTLOOK

	Estimated Range
Diluted earnings per share (GAAP)	$1.05	to	$1.30
Intangibles amortization	0.25	to	0.25
Other	0.25	to	0.20
Adjusted diluted earnings per share (non-GAAP)	$1.55	to	$1.75

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	As of December 31,
	2021	2020
ASSETS
Current Assets
Cash and cash equivalents	$118.5	$111.5
Accounts receivable, net of allowances	131.2	167.9
Inventories	150.3	168.9
Prepaid expenses and other current assets	18.6	18.9
Total Current Assets	418.6	467.2
Property, Plant and Equipment, net	168.1	175.3
Operating Lease Right of Use Assets	38.6	48.3
Goodwill	801.6	802.5
Other Intangible Assets, net	141.2	157.7
Deferred Tax Assets	10.0	10.0
Other Assets	16.5	11.8
TOTAL ASSETS	$1,594.6	$1,672.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of operating lease obligation	$14.7	$15.5
Trade accounts payable	56.4	67.6
Accrued expenses	68.1	83.2
Total Current Liabilities	139.2	166.3
Long-Term Debt	130.0	180.0
Operating Lease Obligation	42.8	53.3
Deferred Tax Liabilities	9.6	5.7
Other Long-Term Liabilities	9.1	11.0
TOTAL LIABILITIES	330.7	416.3
Stockholders’ Equity	1,263.9	1,256.5
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,594.6	$1,672.8

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Operating Activities
Net income (loss)	$10.0	$(47.2)	$5.2	$(27.2)
Depreciation and amortization	9.5	10.8	38.3	42.9
Stock-based compensation expense	3.0	—	13.2	12.1
Asset impairments	3.1	21.5	7.9	21.5
Net loss on asset dispositions	—	0.9	0.1	2.2
Changes in operating assets and liabilities	14.6	(33.2)	26.0	(67.8)
Deferred income taxes and other	12.0	48.3	(3.4)	13.8
Cash Provided by (Used in) Operating Activities	52.2	1.1	87.3	(2.5)
Investing Activities
Capital expenditures	(4.8)	(5.1)	(21.0)	(20.2)
Acquisition of assets and investments in businesses	—	—	—	(4.0)
Cash (Used in) Provided by Investing Activities	(4.8)	(5.1)	(21.0)	(24.2)
Financing Activities
Debt repayments	—	(249.8)	—	(249.8)
Line of credit facility proceeds	—	185.0	20.0	185.0
Line of credit facility repayments	(15.0)	(5.0)	(70.0)	(5.0)
Purchase of treasury stock	(10.9)	(0.5)	(11.5)	(0.9)
Proceeds from the exercise of stock options	0.1	2.0	6.2	3.4
Payment of contingent consideration liabilities	—	—	—	(2.7)
Cash (Used in) Provided by Financing Activities	(25.8)	(68.3)	(55.3)	(70.0)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(0.9)	3.8	(4.0)	2.9
(Decrease) Increase in Cash and Cash Equivalents	20.7	(68.5)	7.0	(93.8)
Cash and Cash Equivalents - Beginning of Period	97.8	180.0	111.5	205.3
Cash and Cash Equivalents - End of Period	$118.5	$111.5	$118.5	$111.5

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	Change	2021	2020	Change
Chronic Care:
Digestive health	$86.8	$74.0	17.3%	$322.2	$294.1	9.6%
Respiratory health	38.8	42.0	(7.6)%	157.6	177.1	(11.0)%
Total Chronic Care	125.6	116.0	8.3%	479.8	471.2	1.8%
Pain Management:
Acute pain	41.1	44.0	(6.6)%	162.7	157.4	3.4%
Interventional pain	26.7	25.0	6.8%	102.1	86.2	18.4%
Total Pain Management	67.8	69.0	(1.7)%	264.8	243.6	8.7%
Total Net sales	$193.4	$185.0	4.5%	$744.6	$714.8	4.2%

	Total	Volume	Pricing/Mix	Currency	Other
Net Sales - percentage change - QTD	5%	5%	—%	—%	—%
Net Sales - percentage change - YTD	4%	4%	(1)%	1%	—%